Exhibit 10.5

CERTAIN INFORMATION IN THIS DOCUMENT, MARKED BY [**], HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(B)(10)(iv). SUCH EXCLUDED INFORMATION IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

RISK SERVICES ADDENDUM

This Risk Services Addendum (the “Addendum”) is entered into as of 1/21/26 (the “Addendum Effective Date”), by and between Dave Operating LLC, f.k.a. Dave, Inc., a Delaware limited liability company (“Customer”), and Galileo Financial Technologies, LLC, a Delaware limited liability company (“Galileo”).

Recitals

Customer and Galileo are parties to that certain Service Agreement dated March 18, 2020, as may be amended from time to time (the “Service Agreement”);

Customer desires to use Risk Services as part of the Services defined in the Service Agreement; and

This Addendum supplements the Service Agreement and, together with the Service Agreement, constitutes one integrated agreement governing Customer use of the Risk Services.

The parties therefore agree as follows:

Agreement

1.
Definitions. Capitalized terms used herein but not defined have the meanings given to them in the Service Agreement. The following capitalized terms shall have the following meanings:

“External Account” means the account where funds from an electronic money movement transaction may be pulled from or pushed to by Customer’s account holders.

“Fraud Strategy” means the fraud and risk rules set up as part of the Risk Services to assist Customer with transaction monitoring and fraud detection.

“Payments Risk Platform (PRP) Service” is a transaction monitoring solution and fraud detection engine that enables Customers to configure risk rules to detect fraudulent events and address complex fraud challenges, as further detailed in this Addendum.

“Risk Data” means certain data associated with or originating from cardholder Accounts (as defined in the Service Agreement) and activity including but not limited to Cardholder Data provided to Galileo for providing the Risk Services. Risk Data includes message delivery information and Cardholder responses generated through the Two-Way Messaging Service.

“Risk Services” means the suite of services provided by Galileo, including the Payments Risk Platform (PRP) Service, the Two-Way Messaging Service, and the Galileo Identity Verification Engine (GIVE), which together enable real-time fraud detection, transaction risk management, and identity verification to help prevent fraud and ensure secure account activity.

“Risk Services Order Form” means an order form executed by Customer and Galileo from time to time after the Addendum Effective Date, setting forth the specific Risk Services to be provided. Each Risk Services Order Form shall be substantially in the form attached hereto as Exhibit B.

“Risk Output” means [**].

“Two-Way Messaging Service” means the messaging functionality of the Payment Risk Platform that delivers notifications (currently via Short Message Service (SMS), and as additional channels may be made available) to Cardholders in connection with suspected fraudulent transactions. The Two-Way Messaging Service enables Cardholders to confirm transactions flagged by PRP rules, and such responses are communicated back to PRP for further processing.

2.
Risk Services. Subject to Customer’s compliance with the terms of this Addendum, including the payment of applicable fees, Galileo will provide the Risk Services as described in Exhibit A in accordance with each executed Risk Services Order Form.
(a)
Changes to Risk Services. Galileo may modify any aspect of the Risk Services, including any underlying logic, rules, or configurations, if Galileo determines, in its sole but reasonable discretion, [**]. Galileo will promptly notify Customer in advance in writing of any such changes. [**].
(b)
Third Party Dependencies. The Risk Services rely on services provided by third party providers (“Third Party Providers”). If any Third Party Provider suspends, discontinues, blocks, or materially increases the cost of its services (a “Third Party Change”), Galileo will notify Customer and use commercially reasonable efforts to propose an alternative solution. If the parties cannot agree on a reasonable solution, Customer may terminate this Addendum upon [**] days’ prior written notice. Galileo will not be liable for any failure to provide the Risk Services resulting from a Third Party Change.
(c)
Additional Terms. Galileo will comply with all laws applicable to its provision of the Risk Services under this Addendum.

3.
Customer Obligations. Customer agrees to the following obligations:
(a)
Customer will use the Risk Services, including Risk Output, in compliance with the terms of this Addendum and Legal Requirements, and as may be instructed by Galileo from time to time.
(b)
[**].
(c)
[**].
(d)
[**].
(e)
[**].
(f)
[**].
(g)
[**].
(h)
[**].
(i)
[**].
(j)
[**].

(k)
[**].
(l)
[**].
(m)
[**].

4.
Risk Data Rights and Use. As between the parties, Customer owns all rights, title, and interest in the Risk Data. [**].

5.
Prohibited Uses. Customer must not, and must not permit any third parties to:
(a)
use Risk Services in any manner that violates this Addendum, any applicable industry standards, Association rules, third-party policies, any consumer protection laws or regulations (in connection with Customer’s interactions with the account holders), the International Traffic in Arms Regulations (ITAR) maintained by the United States Department of State, or in any manner that breaches or causes breach of applicable export control laws, or applicable guidelines related to strong Customer authentication (SCA) for online payments, including the Revised Payment Services Directive (PSD2) as directed by the European Commission, or any other generally accepted industry standard associations or other industry standards;
(b)
[**];
(c)
use the Risk Services to discriminate based on race, gender, or other protected characteristics, or take any “adverse action” as defined in the FCRA or Equal Credit Opportunity Act, 15 U.S.C. §1681, et seq. and their implementing regulations;
(d)
use the Risk Services to determine, in whole or in part, an individual’s eligibility for any of the following products, services or transactions: credit or insurance to be used primarily for personal, family, or household purposes; employment purposes; benefits, tenancy (including without limitation, deciding whether to lease a commercial or residential property) or education admission considerations; or in connection with a business transaction initiated by an individual consumer for personal, family or household purposes, including whether an individual meets the terms of a Customer account; or any other product, service, or transaction in connection with which a consumer report may be used under applicable laws, including without limitation, check-cashing or opening of a deposit or transaction account;
(e)
disclose, except as required by applicable law, download or store any information or materials related to the Risk Services;
(f)
make any Risk Services available to, or use the Risk Services for the benefit of, anyone other than its authorized users, or permitted third party providers;
(g)
falsify or alter any unique identifier, or otherwise obscure or alter the Risk Services;
(h)
permit direct or indirect access to or use of any Risk Services in a way that circumvents any usage limits or violate or attempt to violate the security or technological features or threatens the integration, performance or availability of the Risk Services, or introduce any malicious code, such as Trojan horses, and other harmful or malicious files, scripts, agents, or programs into the Risk Services;

(i)
transmit any material that is unlawful, harmful, threatening, defamatory, infringing, harassing, obscene or racially or ethnically offensive, facilitates illegal activity, or causes damage or injury to person or property; or
(j)
use the Risk Services to evaluate transactions not processed through the Risk Services.
6.
Fees and Payment.
(a)
Fees. Customer agrees to pay the Fees in the Risk Services Order Form and Customer shall timely make such payments in accordance with such Risk Services Order Form and applicable payment terms in the Service Agreement. For clarity, the Fees in the Risk Services Order Forms are [**].
(b)
Modifications. During the term of this Addendum Galileo reserves the right to modify [**].
(c)
Other Fees. In addition to the Fees set forth in a Risk Services Order Form, Galileo reserves the right to charge Customer for [**].

7.
Term. The term of this Addendum begins on the Addendum Effective Date and shall run concurrently with the term of the Agreement, including any renewals.

8.
Additional Disclaimers. CUSTOMER ACKNOWLEDGES AND AGREES THAT (i) GALILEO AND THE RISK SERVICES ONLY PROVIDE INFORMATION TO ASSIST CUSTOMER IN PERFORMING FRAUD AND ANOMALY DETECTION; (ii) [**].
9.
Limitation of Liability. To the extent not arising out of or resulting from Galileo’s failure to comply with this Addendum and the Agreement or any errors, omissions, negligence or misconduct of Galileo: Customer understands and agrees that Customer is responsible and liable for its Fraud Strategy and configurations to such Fraud Strategy as well as Customer’s decisions based on such configurations. [**]. Customer agrees that in using the Risk Services, Customer: [**].

10.
Customer’s Additional Indemnification. To the extent not arising out of or resulting from Galileo’s failure to comply with this Addendum and the Agreement or any errors, omissions, negligence or misconduct of Galileo, in addition to Customer’s indemnification obligations set forth in the Service Agreement, Customer shall defend, indemnify, and hold harmless Galileo and its associated indemnified parties (as set forth in Section 5.3(a) of the Service Agreement) from and against any and all Claims arising out of or resulting from: [**].

11.
Galileo’s Additional Indemnification. To the extent not arising out of or resulting from Customer’s failure to comply with this Addendum and the Agreement or any errors, omissions, negligence, or misconduct of Customer, in addition to Galileo’s indemnification obligations set forth in the Service Agreement, Galileo shall defend, indemnify, and hold harmless the Customer and its associated indemnified parties (as set forth in Section 5.3(b) of the Service Agreement) from and against any and all Claims arising out of or resulting from [**].

12.
Miscellaneous.
(a)
Interpretation. Except as explicitly modified by this Addendum, all of the terms and conditions of the Service Agreement shall remain in full force and effect. To the extent any terms of this Addendum and the Service Agreement are in conflict, the terms of this Addendum shall govern any issue related to the Risk Services and the terms of Section 6.1 (Limitation of Liability) of the Service Agreement shall govern any issue related thereto.
(b)
Entire Agreement; Modification. This Addendum constitutes the entire understanding between Customer and Galileo with respect to the subject matter hereto and Galileo makes no representations to Customer except as expressly set forth herein. This Addendum shall not be deemed or construed to be modified, amended, or waived, in whole or in part, except by written agreement of the parties hereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Addendum is made and entered into as of the Addendum Effective Date.

Dave Operating LLC

By: /s/ Kyle Beilman

Name: Kyle Beilman

Its: Chief Financial Officer

Date: 1/21/2026

Galileo Financial Technologies, LLC

By: /s/ William Kennedy

Name: William Kennedy

Its: Chief Financial Officer

Date: 1/23/2026

Exhibit A

Risk Services Schedule

Capability	Descriptions
PRP Fraud Detection	Allows Customer to detect risky customer behavior in PRP for suspected fraud.
Two-Way Messaging Service

Enables real-time messaging to Cardholders (currently via SMS) when PRP rules detect potentially fraudulent activity. Cardholders may confirm flagged transactions, and their responses are fed back into PRP for fraud decisioning and further transactions processing.

Exhibit B

Risk Services Order Form #1

[**]